Exhibit 10.4(b)

June 1, 2011

Willowbridge Associates Inc.

101 Morgan Lane — Suite 180

Plainsboro, N.J. 08536

Attention: Mr Steve R. Crane

Re:  Management Agreement Renewals

Dear Mr. Crane:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2012 and all other provisions of the Management Agreements will remain unchanged.

•	Diversified Multi-Advisor Futures Fund L.P.

•	Diversified Multi-Advisor Futures Fund L.P. II

•	Tactical Diversified Futures Fund L.P.

•	Institutional Futures Portfolio LP

•	CMF Willowbridge Argo Master Fund L.P.

•	Orion Futures Fund (Cayman) Ltd.

•	CTA Capital LLC

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-296-6868. If you have any questions I can be reached at 212-296-1302.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

WILLOWBRIDGE ASSOCIATES INC.

By:	/s/ Stephen R. Crane
Print Name: Stephen R. Crane
JM/sr